SOUTHERN CALIFORNIA EDISON COMPANY

                                POWER OF ATTORNEY

     The undersigned, SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, THOMAS M. NOONAN, STEPHEN E. PICKETT, W. JAMES SCILACCI, BEVERLY P. RYDER, KENNETH S. STEWART, MARY C. SIMPSON, PAIGE W. R. WHITE, TIMOTHY W. ROGERS, RAYNA M. MORRISON, BONITA J. SMITH, PEGGY A. STERN, POLLY L. GAULT, DOUGLAS G. GREEN, and J. A. BOUKNIGHT, JR., or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2000, any Current Reports on Form 8-K from time to time during 2000 and through March 15, 2001, and any and all supplements and amendments thereto, to be filed by Southern California Edison Company with the Securities and Exchange Commission, under the Securities Exchange Act of 1934 as amended, (the "Act"), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

     Executed at Rosemead, California, as of this 16th day of March, 2000.

                                   SOUTHERN CALIFORNIA EDISON COMPANY


                                   By:      Stephen E. Frank
                                            ----------------------------------
                                            Stephen E. Frank
                                            Chairman of the Board, President,
                                            and Chief Executive Officer


Attest:

Beverly P. Ryder
---------------------------
Beverly P. Ryder
Secretary

                     1999 Southern California Edison Company
                      10-K, 10-Q, and 8-K Power of Attorney


Principal Executive Officer:

Stephen E. Frank
----------------------------
Stephen E. Frank                Chairman of the Board,
                                President, Chief Executive Officer, and Director


Principal Financial Officer:

W. James Scilacci
----------------------------
W. James Scilacci               Vice President and Chief
                                Financial Officer


Controller and Principal Accounting Officer:

Thomas M. Noonan
----------------------------
Thomas M. Noonan                Vice President and Controller


Additional Directors:

Winston H. Chen        Director       Ronald L. Olson             Director
----------------------                ---------------------------
Winston H. Chen                       Ronald L. Olson

Warren Christopher     Director       James M. Rosser             Director
----------------------                ---------------------------
Warren Christopher                    James M. Rosser

Joan C. Hanley         Director       Robert H. Smith             Director
----------------------                ---------------------------
Joan C. Hanley                        Robert H. Smith

Carl F. Huntsinger     Director       Thomas C. Sutton            Director
----------------------                ---------------------------
Carl F. Huntsinger                    Thomas C. Sutton

Charles D. Miller      Director       Daniel M. Tellep            Director
----------------------                ---------------------------
Charles D. Miller                     Daniel M. Tellep

Luis G. Nogales        Director       Edward Zapanta              Director
----------------------                ---------------------------
Luis G. Nogales                       Edward Zapanta